UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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J. Alexander’s Holdings, Inc.

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Below is an excerpt from a transcript of a conference call held by J. Alexander’s Holdings, Inc. (the “Company” or “J. Alexander’s”) on August 10, 2017:

Will Slabaugh:

Makes sense. Okay. Then the last thing I had was on the Ninety Nine acquisition, and looking at the Exhibit 1 you’ve laid out in your Q&A on your website. As I walk through the, I guess, assumed accretion should you have had Ninety Nine last year and looking at the $0.70 versus $0.47. On the $0.23 of incremental ascribed value to Ninety Nine, I know there are a lot of moving pieces to get there, so I guess I’m wondering, more broadly, are there one-time pieces or pieces that should be added or removed, or should we think about Ninety Nine going forward as sort of building off of that roughly $0.23 base of incremental earnings power to J. Alexander’s?

Lonnie J. Stout, II:

Well, we didn’t really put any magic in the table. We eliminated the Black Knight from the numbers last year. Then we estimated a tax provision had Ninety Nine been part of J. Alexander’s. We didn’t really build-in, Will, anything other than that. Mark, is there anything you want to comment on about the table?

Mark A. Parkey:

Yes. I think that pretty well sums it up. I mean, if you look at the Exhibit 1 that you referenced, Will, the components are pretty well laid out there. We have not baked in any specific synergies related to the transaction at this point, so this is all just kind of the known pieces that exist and have been disclosed for the most part, so I think that pretty well summarizes it.

Lonnie J. Stout, II:

Will, I think if you look at that table, I hope you see why we had an interest in the transaction.

Will Slabaugh:

Yes. Financially, it looks like it makes sense. I’m wondering also if you mentioned no synergies are assumed here, and, yet, at least it sounded like on a previous call that it makes sense to bring some of the back office operations that Ninety Nine has under J. Alexander’s umbrella, so we should anticipate at least some benefit there going forward; is that fair?

Lonnie J. Stout, II:

Yes. The back office is now, for Ninety Nine, is managed by ABRH. Ninety-Nine has a great staff in Massachusetts and we don’t anticipate any changes there. They’re very efficient and really operate with fairly low overhead, so we’re very pleased with that. We think that we can build a back office using the same systems we use here that will be very efficient and well-managed, so we think that will be a benefit to the folks up in Massachusetts too. We’re more restaurant-focused, as you know, than most companies. We’re not tops-down. We’re very bottom-up, so we put the restaurants first and we think that system is efficient and yields efficient results.

Will Slabaugh:

Got it. Last thing, if I could, so getting into casual dining right now when we’re seeing things slow down—I know you put part of this in your document that you published—but it does seem like an interesting time to be entering casual dining as we’re seeing some of the softness play out. Wonder if you could comment on your views of casual dining and then Ninety Nine’s pace within casual, and then sort of any opportunities you may see to improve the positioning of Ninety Nine going forward and if those opportunities are part of the reason that you wanted to be a part of it.

Lonnie J. Stout, II:

Well, there’s several things. My view of casual dining is it’s a segment of the industry that’s in serious trouble. The quality of casual dining in the $15, $20 check average has consistently gone down. I think what most of the companies have done—I won’t name any, but you can imagine—they’ve tried to maintain their check average at $15, and the only way they’ve been able to do that is cut labor and cut the quality of their food. If you go back and look at casual dining, say, 20 years ago, they weren’t injecting steaks with saline solution or rice wine vinegar, they were selling pretty good choice beef. If you look at the burger mix—I was in the Wendy’s business back in the 70s and our hamburger was almost pure ground chuck, and over the years, you take out all the good parts and put bad parts in is how I would describe it, and the quality drops as you think it’s so important to maintain check average. The consumer is not that stupid. You know, they figure out that your food just doesn’t taste good or doesn’t look as good.

Ninety-Nine has been an exception to a lot of this. If you look at their track record, even though casual dining hit the wall a couple of years ago, their same-store sales were up last year and up the year before. I think Charlie Noyes and his Team have been very sensitive to what their guests in that New England market want.

The other thing, you know, we’ve got to call Ninety Nine a casual dining concept, but it has more regional characteristics than it does broad-based casual dining. If you run an Applebee’s or Brinker, or any of the national footprint casual dining restaurant groups, you try to design products that have broad national appeal. Charlie and his Team have been able to focus on the New England market, so you go into one of their restaurants and get lobster roll, you get chowder, you get local New England fish. That really, to me, sets them apart. That’s one of the things that attracted us to them.

The final thing is, though, as you’ve read in reports and I’ve read and seen in research, every large casual dining group has now admitted they’ve let their quality decline, and so they’re all moving to have a higher-quality menu, and I’m sure over time, as Charlie thinks through what he wants to do with the Ninety Nine menu, we think that we can provide help to him as he moves his quality forward. But Charlie’s going to always be sensitive to providing great value to those New England guests.

The other attribute we love about Ninety Nine is tremendous guest loyalty to that brand, and that’s a really unique thing, and the Ninety Nine Management Team has fought hard to keep that. I want to be as nice about this as I can, but they were bought by O’Charley’s back I think around 2002 or  ’03 and they’ve been able to resist many of the bad things that happened with the seven CEOs at O’Charley’s. That’s why Ninety Nine has sort of survived what’s going on in casual dining. They dig their heels in, they fight for their guests, and they fight for their employees, and that’s the exact philosophy we have here at J. Alexander’s. We think happy employees makes for happy guests, and if you’ve got happy guests, you can build same-store sales.

Will Slabaugh:

Great. Thanks for the color.

Cautionary Statement Regarding Forward-Looking Statements

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained or incorporated by reference in this communication and our other filings with the Securities and Exchange Commission (the “SEC”), in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, including the proposed transaction between the Company and 99 Restaurants, LLC (“99 Restaurants”) . Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: uncertainties as to whether the requisite approvals of the Company’s shareholders will be obtained; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee by the Company; the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risks associated with the future performance of the business of 99 Restaurants; the risk of changes in the 2016 reported performance of the business of 99 Restaurants based on an audit of its financial statements, which is pending; the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants and the Company will be greater than expected; the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the transactions; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected. Further, the business of 99 Restaurants and the business of the Company remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, and in subsequent reports. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Notice Regarding Discussions of Historical Results and Combined Financial Information

The Company cautions shareholders and other interested parties that certain statements and assumptions included in this document include, make reference to, or otherwise rely on the unaudited, historical results of financial operations, restaurant capital expenditures, same store sales, guest check average, guest traffic, and other historical and projected financial information of 99 Restaurants as reported to us by 99 Restaurant’s management team without our independent verification. All such results are subject to adjustment based on the pending audit of the combined financial statements of 99 Restaurants, which will be delivered to us as a condition to closing of the transactions.

Any statements and assumptions included in this document and in statements made by or with the approval of authorized personnel of J. Alexander’s that relate to results of the combined businesses in 2018 and future years assume the transactions will close prior to the beginning of fiscal 2018, and assume the accuracy of projections relating to the financial condition and future operating results of 99 Restaurants and J. Alexander’s.

For a definition of and an explanation of Adjusted EBITDA, see our earnings release dated August 10, 2017.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement of the Company. The Company will mail the definitive proxy statement to the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other filings containing information about the Company at the SEC’s website at www.sec.gov. The proxy statement (when available) and the other filings may also be obtained free of charge at the Company’s website at www.jalexandersholdings.com under the tab “Investors,” and then under the tab “SEC Filings.”

Participants in the Solicitation

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 11, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction will be included in the above-referenced proxy statement regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.